EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT
Dated as of February 12, 2018,
among
BERRY GLOBAL GROUP, INC.,
BERRY GLOBAL, INC.
and
 CERTAIN SUBSIDIARIES OF BERRY GLOBAL, INC.
as Loan Parties,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent,
 CITIBANK, N.A.
as Initial Term Q Lender,
 CITIBANK, N.A.
as Initial Term R Lender
 and the
LENDERS PARTY HERETO,
as Required Lenders

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT
THIS INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT (this "Agreement"), dated as of February 12, 2018, is among BERRY GLOBAL, INC. (formerly known as Berry Plastics Corporation), a Delaware corporation (the "Borrower"), BERRY GLOBAL GROUP, INC. (formerly known as Berry Plastics Group, Inc.), a Delaware corporation ("Holdings"), each Subsidiary of the Borrower listed on the signature pages hereto (together with Holdings and Borrower, the "Loan Parties"), Citibank, N.A., as an Incremental Term Lender (as defined in the Credit Agreement referred to below) with respect to the Term Q Loans (in such capacity, the "Initial Term Q Lender"), Citibank, N.A., as an Incremental Term Lender with respect to the Term R Loans (in such capacity, the "Initial Term R Lender"), and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders under the Credit Agreement.
PRELIMINARY STATEMENTS:
(1) The Loan Parties, the Administrative Agent and the other agents and lenders party thereto are parties to the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007 (as modified by that certain Incremental Assumption Agreement, dated as of February 8, 2013, that certain Incremental Assumption Agreement, dated as of January 6, 2014, that certain Incremental Assumption Agreement and Amendment, dated as of October 1, 2015, that certain Incremental Assumption Agreement and Amendment, dated as of June 15, 2016, that certain Incremental Assumption Agreement, dated as of January 19, 2017, that certain Incremental Assumption Agreement, dated as of February 10, 2017, that certain Incremental Assumption Agreement, dated as of August 10, 2017 and that certain Incremental Assumption Agreement, dated as of November 27, 2017 (collectively, the "Prior Incremental Assumption Agreements"), the "Credit Agreement"). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.
(2) The Borrower has requested that the Initial Term Q Lender provide an Incremental Term Loan Commitment (and Incremental Term Loans consisting of Other Term Loans) in the amount of $1,644,750,000 (such commitment, the "Term Q Loan Commitment" and such Incremental Term Loans, the "Term Q Loans"), and the Initial Term Q Lender is willing to provide the Term Q Loan Commitment and Term Q Loans, subject in each case to the terms and conditions set forth herein.
(3) The Borrower has requested that the Initial Term R Lender provide an Incremental Term Loan Commitment (and Incremental Term Loans consisting of Other Term Loans) in the amount of $496,250,000 (such commitment, the "Term R Loan Commitment" and such Incremental Term Loans, the "Term R Loans"), and the Initial Term R Lender is willing to provide the Term R Loan Commitment and Term R Loans, subject in each case to the terms and conditions set forth herein.
2

(4) The Loan Parties, the Initial Term Q Lender, the Initial Term R Lender and the Administrative Agent are entering into this Agreement in order to evidence the Term Q Loan Commitment and Term Q Loans and the Term R Loan Commitment and Term R Loans in accordance with Section 2.21 of the Credit Agreement.
(5) Pursuant to Section 9.08 of the Credit Agreement, Holdings, the Borrower and the Required Lenders may, and hereby express their desire to, amend the Credit Agreement for certain purposes as set forth below.
SECTION 1.     New Commitments and New Loans
 (a) Pursuant to Section 2.21 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 5 hereof:
(i) The Initial Term Q Lender agrees to make a single loan to the Borrower on the Effective Date (as defined below) in a principal amount equal to the amount set forth with respect to the Initial Term Q Lender on Schedule 1A hereto.
(ii) The Initial Term R Lender agrees to make a single loan to the Borrower on the Effective Date in a principal amount equal to the amount set forth with respect to the Initial Term R Lender on Schedule 1B hereto.
 (b) The Administrative Agent hereby approves of each of the Initial Term Q Lender and the Initial Term R Lender as Incremental Term Lenders under the Credit Agreement and approves of the terms of the Term Q Loans as set forth in Section 2 hereof and the terms of the Term R Loans as set forth in Section 3 hereof.
 (c) For purposes of this Agreement, the following terms have the meanings ascribed below:
 (i) "Amendment Lead Arrangers" means Citibank, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners (through itself or one of its affiliates), JPMor-gan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its affiliates designated to act in such capacity) and Wells Fargo Securities, LLC.
SECTION 2. Terms of the Term Q Loans
Pursuant to Section 2.21 of the Credit Agreement, the Term Q Loans shall be Other Term Loans, the terms of which shall be as follows:
(a) The aggregate principal amount of the Term Q Loans and Term Q Loan Commitment shall be $1,644,750,000.00.
(b) The final maturity date of the Term Q Loans shall be October 1, 2022.

(c) The Applicable Margin with respect to the Term Q Loans shall be 2.00% per annum in the case of any Eurocurrency Loan that is a Term Q Loan and shall be 1.00% for any ABR Loan that is a Term Q Loan.
(d) Notwithstanding anything herein or in the Credit Agreement to the contrary, in the event that, on or prior to the six-month anniversary of the Effective Date, there occurs any Term Q Loan Repricing Event (as defined below) or in connection with a Term Q Loan Repricing Event constituting an amendment or conversion of Term Q Loans, any Lender is required to assign its Term Q Loans pursuant to Section 2.19(c) of the Credit Agreement, the Borrower shall on the date of such Term Q Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Term Q Loans that are subject to such Term Q Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Term Q Loans subject to such Term Q Loan Repricing Event or required to be so assigned; provided that any prepayment of any Term Q Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this paragraph.
For purposes of this Section 2(d), "Term Q Loan Repricing Event" shall mean any prepayment or repayment of Term Q Loans with the proceeds of, or any conversion or amendment of Term Q Loans into, any new or replacement tranche of term loans bearing interest with an "effective yield" (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable rate) less than the "effective yield" applicable to the Term Q Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Term Q Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the "effective yield" on the Term Q Loans).
(e) All other terms not described herein and relating to the Term Q Loans shall be the same as the terms of the Term M Loans in effect immediately prior to the Effective Date.
SECTION 3. Terms of the Term R Loans
 Pursuant to Section 2.21 of the Credit Agreement, the Term R Loans shall be Other Term Loans, the terms of which shall be as follows:

(a) The aggregate principal amount of the Term R Loans and Term R Loan Commitment shall be $496,250,000.00.
(b) The final maturity date of the Term R Loans shall be January 19, 2024.
(c) The Applicable Margin with respect to the Term R Loans shall be 2.00% per annum in the case of any Eurocurrency Loan that is a Term R Loan and shall be 1.00% for any ABR Loan that is a Term R Loan.
(d) Notwithstanding anything herein or in the Credit Agreement to the contrary, in the event that, on or prior to the six-month anniversary of the Effective Date, there occurs any Term R Loan Repricing Event (as defined below) or in connection with a Term R Loan Repricing Event constituting an amendment or conversion of Term R Loans, any Lender is required to assign its Term R Loans pursuant to Section 2.19(c) of the Credit Agreement, the Borrower shall on the date of such Term R Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Term R Loans that are subject to such Term R Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Term R Loans subject to such Term R Loan Repricing Event or required to be so assigned; provided that any prepayment of any Term R Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this paragraph.
For purposes of this Section 3(d), "Term R Loan Repricing Event" shall mean any prepayment or repayment of Term R Loans with the proceeds of, or any conversion or amendment of Term R Loans into, any new or replacement tranche of term loans bearing interest with an "effective yield" (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable rate) less than the "effective yield" applicable to the Term R Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Term R Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the "effective yield" on the Term R Loans).
(e) All other terms not described herein and relating to the Term R Loans shall be the same as the terms of the Term N Loans in effect immediately prior to the Effective Date.

SECTION 4. Additional Amendments.
Effective on the Effective Date and subject to the satisfaction of the terms and conditions set forth herein, Section 5.10 of the Credit Agreement shall be amended as follows:
(a) Clause (c) of Section 5.10 is hereby amended and restated in its entirety to read as follows:
"(c) Within 5 Business Days notify the Collateral Agent of the acquisition of and, within 90 days (or such longer period as the Administrative Agent shall agree) after any such acquisition, grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and mortgages in such Real Property of the Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages, to the extent acquired after the Closing Date and having a value at the time of acquisition in excess of $10.0 million pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an "Additional Mortgage") and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy, and a survey;"
(b) by substituting the phrase "60 days after the date such Subsidiary is formed or acquired" for "20 Business Days (or 90 Business Days, if such Subsidiary Loan Party is acquired in connection with the Avintiv Merger and is owned directly or indirectly by a Foreign Subsidiary) after the date such Subsidiary is formed or acquired" in clause (d) of said Section 5.10; and
(c) by substituting "90 days" for "20 Business Days" in clause (e) of said Section 5.10.
SECTION 5. Conditions to Effectiveness.
 The (x) Initial Term Q Lender agrees to make its Term Q Loans to the Borrower in an aggregate principal amount equal to its Term Q Loan Commit-ment and (y) Initial Term R Lender agrees to make its Term R Loans to the Borrower in an aggregate principal amount equal to its Term R Loan Commitment, in each case on and as of the date (the "Effective Date") on which the following conditions shall have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto including at least the Required Lenders prior to giving effect to this Agreement either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Bryan Cave LLP, special counsel for the Loan Parties, (ii) Jason Greene, in-house counsel for the Loan Parties, and (iii) Godfrey & Kahn, S.C., Wisconsin counsel for certain of the Loan Parties, in each case, each (A) dated the Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (C) customary in form and substance for transactions of the type contemplated hereby and reasonably satisfactory to the Administrative Agent and covering such matters as are customary for transactions of the type contemplated hereby and consistent with the opinions delivered in connection with the Prior Incremental Assumption Agreements (to the extent applicable).
(c) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:
(i)  a bringdown confirmation, dated not more than one Business Day prior to the Effective Date, as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party from the Secretary of State (or other similar official) of the jurisdiction of its organization;
(ii)  a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Effective Date and certifying,
 (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowing of Term Q Loans and Term R Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,
 (B) that (1) except as amended by any amendment attached to such Secretary's or Assistant Secretary's certificate, neither the certificate or articles of incorporation, certificate of limited partnership or certificate of formation (as applicable) of such Loan Party, nor the by-laws, limited liability company, partnership agreement or other equivalent governing documents (as applicable) of such Loan Party, has been amended since the date of the last amendment thereto attached to the Secretary's Certificate of Borrower and Guarantors dated as of November 27, 2017, or in the case of Holdings, attached to the Secretary's Certificate of Holdings dated as of November 27, 2017, in each case delivered to the Administrative Agent in connection with the consummation of the financing transactions described in the Incremental Assumption Agreement dated as of November 27, 2017 (as so amended, collectively, the "Loan Party Organizational Docu-ments"), and (2) the Loan Party Organizational Documents have been in effect at all times since the date of the resolutions described in clause (A) above, and remain in effect on the Effective Date,

 (C) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Loan Party; and
 (D) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;
(iii) certification of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate delivered pursuant to Section 5(c)(ii); and
(iv) a certificate of a Responsible Officer of the Borrower as to satisfaction of the condition set forth in Section 5(f) hereof.
(d) the Administrative Agent, Amendment Lead Arrangers, the Initial Term Q Lender and the Initial Term R Lender shall have received, to the extent invoiced at least three business days prior to the Effective Date, reimbursement or payment of (i) all reasonable expenses related to syndication of this Agreement, the Term Q Loans and the Term R Loans and (ii) the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and Amendment Lead Arrangers, in each case, required to be reimbursed or paid by the Loan Parties on or prior to the Effective Date, whether hereunder, under that certain Engagement Letter, dated as of February 5, 2018 (the "Engagement Letter"), among the Borrower, Citibank, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners (through itself or one of its affiliates), JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its affiliates designated to act in such capacity) and Wells Fargo Securities, LLC, or under any Loan Document.
(e) [Reserved].
(f) The representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects as of the Effective Date, in each case, with the same effect as though made on and as of such date, except to the ex-

tent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and immediately after giving effect to the Borrowing of the Term Q Loans and the Term R Loans, no Event of Default or Default shall have occurred and be continuing or would result therefrom.
(g) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in the form attached as Annex A hereto certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereby, are solvent.
(h) The Amendment Lead Arrangers shall have received, at least three business days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent requested in writing at least 10 days prior to the Effective Date.
(i) The Administrative Agent shall have received a Borrowing Request in respect of each of the Term Q Loans and the Term R Loans as required by Section 2.03 of the Credit Agreement.
(j) The Administrative Agent shall have received a "Life-of-Loan" flood hazard determination notice for each real property encumbered by a Mortgage, and if such real property is located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party and (y) certificates of flood insurance evidencing any such insurance required by the Credit Agreement.
(k) Substantially concurrently with the making by the Initial Term Q Lender of its Term Q Loans to the Borrower on the Effective Date, all of the principal, interest, fees and other amounts due and payable in respect of the Term M Loans under the Credit Agreement shall have been paid by the Borrower.
(l) Substantially concurrently with the making by the Initial Term R Lender of its Term R Loans to the Borrower on the Effective Date, all of the principal, interest, fees and other amounts due and payable in respect of the Term N Loans under the Credit Agreement shall have been paid by the Borrower.
SECTION 6. Post Effective Date Security Documentation. The Borrower shall and shall cause each Material Subsidiary to, within 120 days after the Effective Date (or such longer period as the Administrative Agent may determine), deliver to the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent
(A) written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Administrative Agent) from local counsel in the jurisdiction in which the Mortgaged Property (which are set forth on Schedule 2 hereto) is located substantially to the effect that: (x) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties;
OR
(B) (w) amendments to the Mortgages ("Mortgage Amendments"), (x) date down endorsements to the existing title insurance policies relating to the property subject to such Mortgage Amendment, (y) any documents required in connection with the recording of such Mortgage Amendments and (z) opinions of local counsel with respect to the enforceability, due authorization, execution and delivery of the Mortgage Amendments and other such other matters customarily included in such opinions.
SECTION 7. Representations and Warranties. On the Effective Date, the Loan Par-
ties represent and warrant to the Administrative Agent, the Initial Term Q Lender and the Initial Term R Lender that: (a) the execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Loan Parties of this Agreement and the incurrence of the Term Q Loans and the Term R Loans hereunder and under the Credit Agreement (as amended hereby) are permitted under, and do not conflict with or violate, the terms of the Credit Agreement, the Existing ABL Credit Agreement, the Intercreditor Agreement or the Senior Lender Intercreditor Agreement, (b) no default shall exist under the Credit Agreement, the Existing ABL Credit Agreement, and any indenture and supplemental indenture governing the senior notes issued by the Borrower and outstanding on the Effective Date, (c) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Agreement or the incurrence by the Borrower of the Term Q Loans and the Term R Loans, except for the actions contemplated by Section 6 above, (d) the proceeds of the Term Q Loans will be used substantially simultaneously by the Borrower to repay all of the outstanding Term M Loans and (e) the proceeds of the Term R Loans will be used substantially simultaneously by the Borrower to repay all of the outstanding Term N Loans.
SECTION 8. Reference to and Effect on the Credit Agreement; Confirmation of Guarantors.
(a) On and after the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.
(b) Each Loan Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents (including the Collateral Agreement and the other Security Documents) to the "Credit Agreement", "thereunder", "thereof" or words of like import refer-ring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement, and each reference to "Lender" therein shall, for the avoidance of doubt, include each holder of any Term Q Loans, in-cluding the Initial Term Q Lender, and each holder of any Term R Loans, including the Initial Term R Lender, respectively. Without limiting the generality of the foregoing, the Security Documents (in the case of the Mortgages, after giving effect to any amendments thereto required in connection with the Term Q Loans and the Term R Loans) and all of the Collateral described therein do and shall continue to secure the payment of all Obliga-tions of the Loan Parties under the Loan Documents, as amended by, and after giving ef-fect to, this Agreement (in the case of the Mortgages, subject to any limitations contained in the Mortgages on maximum indebtedness or maximum indebtedness permitted to be secured thereby), in each case subject to the terms thereof.

(c) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Collateral Agreement) and confirms that (in the case of the Mortgages, if any after giving effect to any amendments required in connection with the Term Q Loans and the Term R Loans) such liens and security interests continue to secure the Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the Term Q Loans and Term R Loans (in the case of the Mortgages, subject to any limitations contained in the Mortgages on maximum indebtedness or maximum indebtedness permitted to be secured thereby), in each case subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to Article II of the Collateral Agreement.
(d) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.
(e) This Agreement is a Loan Document.
SECTION 9. Initial Term Q Lender and Initial Term R Lender.
(a) Each of the Initial Term Q Lender and the Initial Term R Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on its signature page hereto is its legal name; (iv) confirms that it is not the Borrow-er or any of its Subsidiaries or an Affiliate of any of them; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.17 of the Credit Agreement.

(b) On and after the Effective Date, each of the Initial Term Q Lender and the Initial Term R Lender shall be a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder. All notices and other communications provided for hereunder or under the Loan Documents to the Initial Term Q Lender or to the Initial Term R Lender shall be to its address as set forth in the administrative questionnaire such Lender has furnished to the Administrative Agent.
SECTION 10.  Costs, Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent (subject to any applicable limitations in the Engagement Letter)) in accordance with the terms of Section 9.05 of the Credit Agreement.
SECTION 11.     No Novation. This Agreement shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the Liens and security interests existing immediately prior to the Effective Date in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a novation of any of the Loan Documents or a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations and liabilities are in all respects continuing with only the terms being modified as provided in this Agreement.
SECTION 12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 5. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be effective as delivery of a manually signed original.

SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BERRY GLOBAL, INC.

By: /s/ Mark W. Miles
Name:  Mark W. Miles
Title: Chief Financial Officer and Treasurer

BERRY GLOBAL GROUP, INC.

By: /s/ Mark W. Miles
Name:  Mark W. Miles
Title: Chief Financial Officer and Treasurer

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CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION

By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC
PRIME LABEL & SCREEN INCORPORATED
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPARK CORPORATION
SAFFRON ACQUISITION, LLC
SEAL FOR LIFE INDUSTRIES, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:  CAPLAS NEPTUNE, LLC
its General Partner

By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By: /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By: /s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

CITIBANK, N.A., as Initial Term Q Lender

By: /s/ Scott Slavik
Name: Scott Slavik
Title: Vice President

CITIBANK, N.A., as Initial Term R Lender

By: /s/ Scott Slavik
Name: Scott Slavik
Title: Vice President

Schedule 1A

Initial Term Q Lender	Term Q Loan Commitment
Citibank, N.A.	$1,644,750,000.00

Schedule 1B

Initial Term R Lender	Term R Loan Commitment
Citibank, N.A.	$496,250,000

Schedule 2

1.	111 Excellence Lane, Mooresville, NC 28115
2.	1020 Shenandoah Village Dr., Waynesboro, VA 22980
3.	1203 Chicopee Road, Benson, NC 27504
4.	20 Elmwood Ave., Mountain Top, PA 18707
5.	70 Old Hickory Blvd., Old Hickory, TN 37138

Annex A
SOLVENCY Certificate
[         ], 2018
Reference is made to the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007 by and among Holdings, the Borrower, the Lenders and other parties thereto and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cay-man Islands Branch), as administrative agent (as modified by that certain Incremental Assumption Agreement, dated as of February 8, 2013, that certain Incremental Assumption Agreement, dated as of January 6, 2014, that certain Incremental Assumption Agreement and Amendment, dated as of October 1, 2015, that certain Incremental Assumption Agreement and Amendment, dated as of June 15, 2016, that certain Incremental Assumption Agreement, dated as of January 19, 2017, that certain Incremental Assumption Agreement, dated as of February 10, 2017, that certain Incremental Assumption Agreement, dated as of August 10, 2017, that certain Incremental Assumption Agreement, dated as of November 27, 2017 and the Incremental Assumption Agreement dated as of the date hereof (the "Amendment"), the "Credit Agreement"); unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement or the Amendment, as applicable.
I, the undersigned, solely in my capacity as the Chief Financial Officer of the Borrower, and not in my individual capacity, do hereby certify that, on the Effective Date after giving effect to the transactions contemplated by the Amendment:
(a)
the fair value of the property of the Borrower and its Subsidiaries (taken as a whole) is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries (taken as a whole) (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability);

(b)
the present fair salable value of the assets of the Borrower and its Subsidiaries (taken as a whole) is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries (taken as a whole) on their debts as they become absolute and matured;

(c)
the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they become absolute and matured; and

(d)
the Borrower and its Subsidiaries are not engaged in any business, as conducted on the Effective Date and as proposed to be conducted following the Effective Date, for which the property of the Borrower and its Subsidiaries (taken as a whole) would constitute an unreasonably small capital.

IN WITNESS WHEREOF, I have delivered this certificate as of the date first written above.

BERRY GLOBAL, INC.

By:
Name:
Title:   Chief Financial Officer and Treasurer